EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806, 33-53029 and 333-70626 on Form S-8 and Registration
Statement No. 333-54992 on Form S-3 of American Medical Alert Corp. of our report dated March 14, 2002 appearing in this Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 2001.


/s/ Margolin, Winer & Evens LLP
Margolin, Winer & Evens LLP
Garden City, New York

April 1, 2002